UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 15, 1997



                           FARM FAMILY HOLDINGS, INC.

  A Delaware Corporation   Commission File No. 1-11941   IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events


On October 15, 1997, Farm Family Holdings, Inc. issued a press release announcing the beginning of an Odd-Lot Shareowner Program which will provide all stockholders owning fewer than 100 shares of common stock of the Company with a convenient means of selling their shares in the open market at reduced brokerage fees and without any cost to the Company.


Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           FARM FAMILY HOLDINGS, INC.
                                                  (Registrant)




October 15, 1997                      /s/ Philip P. Weber
----------------                     -----------------------------------------
    (Date)                                      Philip P. Weber
                                               President and CEO

Exhibit 99


                                                                    News Release




FOR RELEASE:  IMMEDIATE                                CONTACT:Timothy A. Walsh
                                                       Executive Vice President
                                                       - Finance & Treasurer
                                                       (518) 431-5410



            Farm Family Holdings Announces Odd-Lot Shareowner Program

Glenmont, New York - October 15, 1997 -- Farm Family Holdings, Inc. (NYSE: FFH) today announced it will begin an Odd-Lot Shareowner Program which will provide all stockholders owning fewer than 100 shares of common stock of the Company with a convenient means of selling their shares in the open market at reduced brokerage fees and without any cost to the Company. The Company has approximately 28,000 registered holders owning fewer than 100 shares. Shares sold in the Program will be sold in the open market through BNY Brokerage, Inc. Participation in the Program is voluntary.

Information regarding the Program will be mailed to stockholders beginning today. The Program will expire November 17, 1997. Farm Family Holdings, Inc. reserves the right to extend, amend or terminate the Program at any time.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.



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